UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement.
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement.
☒ Definitive Additional Materials.
☐ Soliciting Material Pursuant to §240.14a-12.

Varian Semiconductor Equipment Associates, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

This supplemental information should be read in conjunction with the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by Varian Semiconductor Equipment Associates, Inc. (the “Company”) on June 29, 2011 (the “Definitive Proxy Statement”), which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The following disclosure is added to the end of page 9 of the Definitive Proxy Statement following the section titled “Appraisal Rights of Dissenting Stockholders” and to the end of page 51 following the section titled “Delisting and Deregistration of Common Stock.”

Legal Proceedings Regarding the Merger

On July 13, 2011, a putative class action lawsuit captioned David Crane v. Varian Semiconductor Equipment Associates, Inc., et al., No. 1:11-cv-11236, was filed by a purported stockholder of the Company in the United States District Court for the District of Massachusetts (the “Crane Action”).  The complaint filed in the Crane Action names the Company, the members of the board of directors of the Company, Applied and Merger Sub as defendants.  The complaint alleges, among other things, that the merger is the product of a flawed process and that the consideration to be paid to the Company’s stockholders in the merger is unfair and inadequate.  The complaint further alleges, among other things, that the members of the Company’s board of directors breached their fiduciary duties by, among other things, failing to maximize the value of the Company to its stockholders, taking actions designed to deter higher offers from other potential acquirors, and failing to disclose all material information that would permit the Company’s stockholders to cast a fully informed vote on the merger.  In addition, the complaint alleges that the Company and Applied aided and abetted the actions of the Company’s board members in breaching their fiduciary duties.  The complaint seeks, among other relief: (i) class certification; (ii) an injunction preventing consummation of the merger; (iii) an order rescinding the merger or any of the terms of the merger or granting recessionary damages; (iv) an accounting of any damages suffered as a result of the allegedly unlawful conduct; (v) attorneys’ fees and expenses; and (vi) such other relief as the courts might find just and proper. The Company believes the lawsuit is without merit and intends to vigorously defend against the litigation.